UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leopold and Blue Named Co-Chief Operating Officers

On October 2, 2019, Dominion Energy, Inc. (“Dominion Energy” or the “Company”) announced that Ms. Diane Leopold and Mr. Robert M. Blue have both been named Executive Vice President and Co-Chief Operating Officer of Dominion Energy, effective December 1, 2019.

Ms. Leopold, age 52, has served as Executive Vice President and President & CEO—Gas Infrastructure Group from May 2017 to date; Senior Vice President and President & CEO—Gas Infrastructure Group from January 2017 to May 2017; and President of Dominion Energy Transmission, Inc., The East Ohio Gas Company and Dominion Cove Point, Inc. from January 2014 to date.  Mr. Blue, age 52, has served as Executive Vice President and President & CEO—Power Delivery Group from May 2017 to date; Senior Vice President and President & CEO—Power Delivery Group from January 2017 to May 2017; Senior Vice President—Law, Regulation & Policy from February 2016 to December 2016; Senior Vice President—Regulation, Law, Energy Solutions and Policy from May 2015 to January 2016; and President of Virginia Electric and Power Company from January 2014 to May 2015.

As previously reported in Dominion Energy’s 2019 Proxy Statement (the “Proxy Statement”), Mr. Thomas P. Wohlfarth, the spouse of Ms. Leopold, is employed by Dominion Energy’s services company as Senior Vice President – Regulatory Affairs.  The information on Mr. Wohlfarth’s 2018 compensation and benefits as detailed in the Proxy Statement section entitled “Certain Relationships and Related Party Transactions” is hereby incorporated by reference.  Mr. Wohlfarth’s 2019 compensation and benefits are comparable to that disclosed in the Proxy Statement for 2018.  He has notified the Company of his intent to retire in December 2019.

New Executive Supplemental Retirement Plan Amendment

On September 26, 2019, the Board of Directors (the “Board”) of Dominion Energy amended the Company’s New Executive Supplemental Retirement Plan (the “Plan”) to freeze future benefit accruals under the Plan as of October 1, 2019. The Plan was previously frozen to new participants in 2013. Frozen benefits under the Plan will continue to be credited with annual cost-of-living increases on each July 1, starting with July 1, 2020 through the July 1 on or immediately preceding the date of a Participant’s retirement. Participants who are younger than age 55 on the date of the amendment may continue to grow into an unreduced benefit based on future increases in age prior to their retirement, but will not receive any further compensation-based credit. In addition, eligible participants will continue to receive restoration match payments subject to the Plan’s terms.

The description of the amendment above is qualified in its entirety by the terms of the amendment, a copy of which is attached as Exhibit 10.1 hereto.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2019, the Board of the Company approved amendments to the Company’s Bylaws to reflect changes to Virginia law regarding shareholder voting lists and to account for rights associated with recently issued preferred stock. The Board also approved certain clarifying amendments regarding the shareholder proposal process and to distinguish the rights of record holders as compared to beneficial holders in a manner consistent with state law, as well as other general administrative edits. The foregoing description is qualified in its entirety by reference to the full text of the Bylaws as amended, which is filed herewith as Exhibit 3.2 and incorporated by reference herein.

The Board of Directors also approved a restatement of the Articles of Incorporation to include all provisions then in effect. No amendments were made to the Articles of Incorporation, as restated. A copy of the Articles of Incorporation as restated is filed herewith as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

Exhibit
3.1	Articles of Incorporation, as restated, effective September 27, 2019
3.2	Bylaws, as amended and restated, effective September 26, 2019
10.1	Amendment to New Executive Supplemental Retirement Plan, effective October 1, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Carter M. Reid
Carter M. Reid
Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date: October 2, 2019